EXHIBIT 10

                            Indemnification Agreement


     INDEMNIFICATION AGREEMENT dated July 28, 1999, between Denbury Resources Inc., a corporation incorporated under the Delaware General Corporation Law (the "Company"), and _______________ ("Indemnitee").

                             Preliminary Statements

     Competent and experienced persons are becoming more reluctant to serve as directors or officers of corporations unless they are provided with adequate protection against claims and actions against them for their activities on behalf or at the request of such corporations, generally through insurance and indemnification.

     Uncertainties in the interpretations of the statutes and regulations, laws and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of such corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers generally.

     The Board of Directors of the Company, based upon its business experience, has concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably make it more difficult for the Company to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business and affairs of the Company and its subsidiaries and affiliates and the operation of its and their facilities, and the Board deems such consequences to be so detrimental to the best interests of the Company that it has concluded that the Company should act to provide its directors and officers with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to, or will remain in, such positions and, in such connection, such directors have further concluded that it is not only reasonable and prudent but necessary for the Company to obligate itself contractually to indemnify to the fullest extent permitted by applicable law its directors and certain of its officers and certain persons serving other entities on behalf or at the request of the Company and to assume, to the maximum extent permitted by applicable law, financial responsibility for expenses and liabilities which might be incurred by such individuals in connection with claims lodged against them for their decisions and actions in such capacities.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL"), under which the Company is incorporated, provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was lawful.

     In addition, Section 145(b) of the DGCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best

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interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     In addition, Section 145(g) of the DGCL empowers a company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

     The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted or required by the provisions of the DGCL or court interpretations thereunder as it is presently constituted and as it may be amended from time to time; provided, however, that in the case of any amendment to the DGCL, the Company's obligations to hold harmless and indemnify Indemnitee shall be changed only to the extent that such amendment to the DGCL permits or requires the Company to provide broader indemnification rights than prior to such amendment.

     The Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company or at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (each a "Company Affiliate") of which he has been or is serving, or will serve at the request of the Company, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being, or having been, a director or officer of the Company or a director or officer of a Company Affiliate or by reason of his decisions or actions on their behalf.

     Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company or the Company's Affiliates in such aforesaid capacities on the condition that he be indemnified as provided for herein.

     Accordingly, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1. SERVICES TO THE COMPANY. Indemnitee will serve or continue to serve as a director or officer of the Company (in the case of a Company officer, at the will of the Company or under a separate contract, if any such contract exists or shall hereafter exist) or as a director or officer of a Company Affiliate faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the By-laws or other applicable constitutive documents thereof; provided, however, that (i) Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligations which Indemnitee shall have assumed apart from this Agreement) and (ii) neither the Company nor any Company Affiliate shall have any obligation under this Agreement to continue the Indemnitee in any such position.

     2. RIGHT TO INDEMNIFICATION. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify any Indemnitee who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any Company Affiliate against all costs, charges and expenses (including attorneys' fees), including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in connection with such Proceeding to which such person is made a party by reason of being or having been a director

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or officer of the Company or any Company Affiliate,  if (a) such person acted in good faith and in a manner the person reasonably believed to be in and not opposed to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding had no reasonable cause to believe that such persons conduct was unlawful; and provided further that, except as provided in Section 3(d), the foregoing shall not apply to a director or officer of the Company or any Company Affiliate with respect to any Proceeding which was commenced by such director or officer. Such indemnification shall include the right to receive payment in advance of any expenses incurred by Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

     3. ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; Remedies In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification hereunder.

     (a) Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in Section 145 of the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

     (b) Procedure for Determination of Entitlement to Indemnification.

         (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

         (ii) The Indemnitee's entitlement to indemnification hereunder shall be determined in one of the following ways (each of which shall give effect to the presumptions set forth in Section 3(c)): (A) by a majority vote of the directors who are not parties to such action, suit or proceeding (the "Disinterested Directors"), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (C) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (iii) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b)(ii), a majority of the Disinterested Directors, if any, shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object. If there shall be no Disinterested Directors, such Independent Counsel shall be selected by a majority of the Directors, but only an Independent Counsel to which the Indemnitee does not reasonably object.

     (c)Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided herein, the Indemnitee shall be presumed to be entitled to indemnification hereunder upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 3(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination.

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In any event, if the person or persons empowered under Section 3(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless the Company establishes as provided in the final sentence or Section 3(d)(ii) or by written opinion of Independent Counsel that (A) the Indemnitee misrepresented or failed to disclose a material
fact  in  making  the  request  for   indemnification   or  in  the   Supporting
Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d) Remedies of Indemnitee.

         (i) In the event that a determination is made pursuant to Section 3(b) that the Indemnitee is not entitled to indemnification hereunder, the Indemnitee shall be entitled, on five days' written notice to the Secretary of the Company, to receive the written report of the persons making such determination, which report shall include the reasons and factual findings, if any, upon which such determination was based. At his sole option, the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification in the Court of Chancery.

         (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 3(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amount constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless the Company establishes as provided in the final sentence of this paragraph that (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. If (x) advancement of expenses is not timely made pursuant to Section 3(a) or
         (y) payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 3(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in the Court of Chancery, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this paragraph (ii) (a "Disqualifying Event"); provided however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3(d) that the procedures and presumptions of this Section 3 are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

         (iv) If the Indemnitee, pursuant to this Section 3(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication shall be prorated accordingly.

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     (e)  Definitions. For purposes of this Section 3:

         "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Company, its officers, directors or holders of more than 10% of the Company's issued and outstanding equity securities, or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights hereunder.

     4. OTHER RIGHTS TO INDEMNIFICATION. The indemnification and advancement of costs and expenses (including attorneys' fees and disbursements) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of applicable law, the Certificate of Incorporation or any By-law of the Company or any other agreement or any vote of directors or shareholders or otherwise, whether as to action in his official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in
Section 1 of this Agreement.

     5.  DURATION OF AGREEMENT.

     (a) This Agreement shall be effective from and after April 22, 1999 and shall continue until and terminate upon the later of (i) the tenth anniversary after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 1 of this Agreement or
     (ii) (A) the final termination or resolution of all Proceedings with respect to Indemnitee commenced during such 10-year period and (B) either
     (x) receipt by Indemnitee of the indemnification to which he is entitled hereunder with respect thereto or (y) a final adjudication or binding arbitration that Indemnitee is not entitled to any further indemnification with respect thereto, as the case may be.

     (b) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, devisees, executors, administrators or other legal representatives.

     6. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any provision that has been found to be invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be deemed revised and shall be construed so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal or unenforceable).

     7. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence

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the existence of this Agreement.

     8. GENDER NEUTRAL. Whenever the context requires herein, the gender of all words used herein shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural. Specifically, for convenience herein the masculine pronoun "his" has been used throughout but is intended to mean "her" where appropriate.

     9. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     10. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11. NOTIFICATION AND DEFENSE OF CLAIM. Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, administrative or investigative; provided, however, that the failure of Indemnitee to give such notice to the Company shall not adversely affect Indemnitee's rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company's right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.

     12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, in either case:

     (a) if to Indemnitee, at the address indicated on the signature page hereof,

     (b) if to the Company:

         Denbury Resources Inc.
         5100 Tennyson Pkwy, Suite 3000
         Dallas, Texas 75024
         Attention:  Secretary

or to such other address as may have been furnished to either party by the other party.

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     13.  GOVERNING LAW. The parties  hereto agree that this Agreement  shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             Denbury Resources Inc.


                                             By:
                                                --------------------------------
                                             Name:   Gareth Roberts
                                             Title:  President and CEO



                                             Indemnitee:


                                             By:
                                                --------------------------------
                                             Name:
                                                --------------------------------
                                             Address:
                                                --------------------------------


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